FUQI International Announces Pricing of
Public Follow-On Offering of Common Stock

Shenzhen, China, July 31, 2009 – FUQI International, Inc. (Nasdaq GM: FUQI), a leading designer, producer and seller of high quality precious metal jewelry in China, today announced the pricing of an underwritten public offering of common stock.  The Company agreed to sell a total of 4,855,000 shares at $21.50 per share (excluding of 726,395 shares that the underwriters may purchase pursuant to a 30-day option to cover over-allotments, if any).  All shares are being offered by Fuqi International.

The net proceeds to the Company after deducting underwriting discounts and commissions and estimated offering expenses, excluding any exercise of the underwriter's overallotment option, are expected to be approximately $97.5 million.  The Company intends to use the net proceeds from the offering for general corporate purposes, including expansion of its retail business, capital expenditures, working capital and possible acquisitions and investments in complementary business and product lines.

William Blair & Company is acting as the sole bookrunner, Oppenheimer & Co. as lead manager and Cowen and Company as co-manager.   Merriman Curhan Ford & Co. is acting as an advisor in connection with the offering.

FUQI International’s registration statement relating to these securities was declared effective by the U.S. Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. A copy of the final prospectus supplement and base prospectus relating to the offering may be obtained by visiting EDGAR on the SEC's Web site at http://www.sec.gov and from William Blair & Company, L.L.C., 222 West Adams Street, Chicago, Illinois 60606, Attention: Syndicate (telephone: 1-312-236-1600).

About FUQI International
Based in Shenzhen, China, FUQI International, Inc. is a leading designer, producer and seller of high quality precious metal jewelry in China.  Fuqi develops, promotes, manufactures and sells a broad range of products consisting of unique styles and designs made from gold and other precious metals such as platinum and Karat gold.

Safe Harbor Statement

The statements set forth above include forward-looking statements that may involve risk and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, risks related to our acquisition of Temix in August 2008, adverse capital and credit market conditions, the vulnerability of the Company's business to a general economic downturn in China; fluctuation and unpredictability of costs related the gold, platinum and precious metals and other commodities used to make the Company's products; the Company's ability to obtain all necessary government certifications and/or licenses to conduct its business; the Company's recent entry into the retail jewelry market; changes in the laws of the PRC that affect the Company's operations; competition from competitors; the Company’s reliance on one source for gold; the cost of complying with current and future governmental regulations and the impact of any changes in the regulations on the Company's operations; and other factors detailed from time to time in the Company's filings with the United States Securities and Exchange Commission and other regulatory authorities. The forward-looking statements are also identified through use of the words "believe," "enable," "may," "will," "could," "intends," "estimate," "anticipate," "plan," "predict," "probable," "potential," "possible," "should," "continue," and other words of similar meaning. Actual results could differ materially from the expectations contained in forward-looking statements as a result of several factors, including regulatory approval requirements and competitive conditions. These and other factors that may result in differences are discussed in greater detail in the Company's reports and other filings with the Securities and Exchange Commission.

Contact Information:
Mr. Frederick Wong
Chief Financial Officer
Phone: 852 6199 0741 (Hong Kong)

Ms. Charlene Hua
EVP of Financial, Capital Market & Corporate Development
Phone: 852 9468 2497 (Hong Kong)
IR Email: IR@FuqiIntl.com

Bill Zima
ICR Inc. (US)
Phone: 203-682-8200